REPORT OF INDEPENDENT REGISTERED
 PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust Exchange-Traded AlphaDEX Fund

In planning and performing our audits
of the financial statements of First Trust
Exchange-Traded AlphaDEX Fund the Fund, comprised of
First Trust Consumer Discretionary AlphaDEX Fund,
First Trust Consumer Staples AlphaDEX Fund,
First Trust Energy AlphaDEX Fund, First Trust
Financials AlphaDEX Fund,
First Trust Health Care AlphaDEX Fund,
First Trust Industrials/Producer Durables
AlphaDEX Fund, First Trust Materials AlphaDEX Fund,
First Trust Technology AlphaDEX Fund, First Trust
Utilities AlphaDEX Fund, First Trust Large Cap Core
AlphaDEX Fund, First Trust Mid Cap Core
AlphaDEX Fund, First Trust Small Cap
Core AlphaDEX Fund, First Trust Large Cap
Value Opportunities AlphaDEX Fund, First Trust
Large Cap Growth Opportunities AlphaDEX Fund, First Trust
Multi Cap Value AlphaDEX Fund, and First Trust
Multi Cap Growth AlphaDEX Fund, as of and for the year ended July 31, 2010, in accordance with the standards of the Public Company Accounting Oversight
Board United States we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly we express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls a funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles a funds internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally
accepted accounting principles, and that
 receipts and expenditures of the fund
are being made only in accordance
 with authorizations of management
and directors of the fund and 3
provide reasonable assurance regarding
prevention or timely detection of
 unauthorized acquisition, use,
 or disposition of a fund's assets
 that could have a material effect
on the financial statements
Because of its inherent limitations,
internal control over financial reporting
 may not prevent or detect misstatements
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
a deficiency in internal control
over financial reporting exists
when the design or operation of
 a control does not allow management
or employees, in the normal course of
performing their assigned functions
to prevent or detect misstatements on a timely basis material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily
 disclose all deficiencies in internal
control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
 United States  However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of July 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of First Trust Exchange-Traded AlphaDEX Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


 DELOITTE & TOUCHE LLP

Chicago, Illinois
September 23, 2010